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EXHIBIT 10.2

                MULTINATIONAL COPYRIGHT EXPLOITATION AGREEMENT

Between

REALITY INTERACTIVE, INC., SUITE 400, 7500 FLYING CLOUD DRIVE, EDEN PRAIRIE, MN 55344 USA

hereinafter referred to as "the Licensee"

and

THE INTERNATIONAL ORGANIZATION FOR STANDARDIZATION, ISO, 1, RUE DE VAREMBE, CASE POSTALE 56, 1211 GENEVA, SWITZERLAND

hereinafter referred to as "the Licensor".

PREAMBLE

  I The licensor holds the copyright on ISO 14001:1996, ISO 14004:1996, ISO 14010:1996, ISO 14011:1994, ISO 14012:1996, in English and French.

  II The Licensee wishes to store these ISO standards in English and French in an electronic management software product (hereinafter referred to as "the product") which it wishes to market outside the United States of America.

DEFINITIONS

For the purposes of this agreement, the following definitions, unless otherwise stated, will mean the following:

-     CUSTOMER:            Organization or company having purchased a copy of
                           the product

-     DISTRIBUTE(D):       Market and sell

-     FACSIMILE FORMAT:    Imagine-based text and graphics (raster-scanned
                           electronic format as opposed to free text format).

-     LICENSOR'S MEMBERS:  ISO national member bodies and correspondent members

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1     GRANTING OF LICENCE

1.1 The licensor grants to the Licencee the non-exclusive right to store and distribute worldwide, to the exception of the countries listed in the annex, the ISO standards in facsimile format listed in Preamble I above (hereinafter referred to as "the Licensed Standards") as part of the product.

1.2 The Licensor shall provide the Licencee with a copy of the ISO standards constituting the Licenced Standards.


2     INDICATION OF COPYRIGHT

2.1 The Licencee undertakes to affix to each copy of the Licenced product the following copyright notice:

     THIS MATERIAL IS REPRODUCED FROM ISO STANDARDS UNDER INTERNATIONAL ORGANIZATION FOR STANDARDIZATION (ISO) COPYRIGHT LICENCE NUMBER REAL/2CC/1997. NOT FOR RESALE. NO PART OF THESE ISO STANDARDS MAY BE REPRODUCED IN ANY FORM, ELECTRONIC RETRIEVAL SYSTEM OR OTHERWISE WITHOUT THE PRIOR WRITTEN CONSENT OF ISO, (CASE POSTALE 56, 1211 GENEVA 20, SWITZERLAND, FAX +41 22 734 10 79) OR OF THE ISO NATIONAL MEMBER BODIES.

2.2 The above notice in paragraph 2.1 should automatically appear on-screen and be printed on hard copies of the Licensed Standards.


3    LICENSOR'S COPIES

The Licensor and, upon request, the Licensor's members will receive for their own use one copy of the product free of charge.


4   LICENSOR'S MEMBERS' RIGHTS

Under the terms of this Licence Agreement, the Licensor's member in the country of distribution is entitled to become an official distributor of the product under the same conditions as those granted to the distributors appointed by the Licensee.


5    ROYALTIES

5.1 In Return for granting the licence, the Licensor will receive yearly royalties in respect of the total sales quantity of the product, the first year starting on 1 January, according to the following rules:

     - An access fee for storing the text of Licensed Standard in the Licensee's computer system amounting to CHF 566.

     - A base royalty fee of CHF 283 for each product distributed in each language version. This royalty fee shall be reviewed in the event of a change in the price charged by ISO or in the event of a change in the edition number of the current standards. The change shall take place on the first (1) of January for ISO price changes, and three (3) months after updates or revisions are provided under paragraph 6.2 to this Licence Agreement.

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     -    The following cumulative volume discount royalty fees as shown in
          Table 1 shall be applied at the end of each quarter on the basis of the recorded number of products distributed.


               TABLE 1 - VOLUME DISCOUNTS FOR PRODUCTS DISTRIBUTED


    NUMBER OF PRODUCTS DISTRIBUTED                 BASE ROYALTY FEE BY UNIT

                up to 50                               Base royalty fee
               51 to 100                               Base minus 10%
              101 to 200                               Base minus 20%
              201 to 300                               Base minus 25%
            301 and over                               Base minus 30%

In the case of networking (LAN only) the customer discounts, as shown in Table 2, shall be applied on the base royalty fee, established in Table 1, for the second and any additional networked users for its site:

               TABLE 2 - CUSTOMER DISCOUNTS FOR NETWORKED USERS


    NUMBER OF NETWORKED USERS                        AMOUNT

                       1                    1,75 x base royalty fee
                  2 to 5                    2,50 x base royalty fee
                 6 to 10                    4,50 x base royalty fee
                11 to 15                    6,00 x base royalty fee
                16 to 20                    7,50 x base royalty fee
                21 to 35                    9,00 x base royalty fee
                36 to 50                    12,5 x base royalty fee
             50 and over                    75% rebate on base royalty fee
                                            x number of networked users

5.2 Any hard copies made shall be for the internal use of the customer only and shall be limited to one copy per networked user or per product distributed as defined in paragraph 5.1 Table 1 above. These copies may not be sold, traded or given to third parties. Copies in addition to those allowed shall be purchased from the ISO Central Secretariat or from the Licensor's members. The Licensee shall ensure that this paragraph is included in its agreements with its customers.

5.3 Payments are due quarterly, with the quarters ending 31 March, 30 June, 30 September and 31 December. This payment shall be made to the Licensor within thirty (30) days of the end of each quarter. It shall be based on the total sales quantity reached during this period without deduction of the discounts shown in Tables 1 and 2 above. Discounts shown in these tables shall be calculated at the end of each fiscal year ending 31 December on the yearly sales quantity reached. The payment for the last quarter shall deduct these discounts. Amounts paid in excess shall be credited to the next quarter payment. Each payment shall be accompanied with a statement, signed by an officer of the company, of the Licensee's account of the products distributed per country.

5.4 The Licensee shall provide at its own expense an audit report for each fiscal year prepared by an independent auditor who is bound by professional secrecy.

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6    PROPERTY RIGHTS, INTEGRITY AND LIABILITY

6.1 All of the Licensor's standards and all copyrights, ownership and rights therein and thereto shall remain the sole and exclusive property of the Licensor.

6.2 The Licensor shall promptly provide the Licensee with new editions of the Licensed Standards, as soon as they are reissued. The Licensee undertakes to update the product within three (3) months from receipt of the new editions of the Licenced Standards.

6.3 The Licensee shall be responsible for ensuring that the Licensed Standards have been correctly and accurately reproduced in each product. The Licensor shall in no event be held responsible for the quality of the product and on no account be liable for any damages that may result from utilization of the Licensed Standards contained in the product.

6.4 The Licensee shall apply its best efforts to ensure that customers of the Licensed Standards are made aware that ISO standards are included for reference only and that official ISO standards are those available from Licensor's office and from the Licensor's members. This undertaking shall be deemed discharged by the Licensee upon providing a written communication to its customers, in accordance with clause 2.1 of this agreement.


7    TRANSFER TO THIRD PARTIES

Without prior written permission on the part of the Licensor, the Licensee is not authorized to transfer the licence or rights and obligations deriving from the present agreement to third parties. In the event of the Licensee's obtaining permission from the Licensor for contracting out the manufacture or distribution of the product to any subcontractor of the Licensee's choice, the Licensee will guarantee that any such manufacturer, subcontractor or distributor will abide by the terms of this agreement. The Licensee will be liable to the Licensor for any infringement on the part of the manufacturer, subcontractor or distributor appointed by the Licensee. The Licensee will immediately inform the Licensor in writing of any violation.


8    DURATION, TERMINATION, APPLICABLE LAW AND VENUE

8.1 This Licence Agreement is valid for an initial period of two (2) years as from the date of signature. Thereafter, it shall be automatically renewed for successive periods of one (1) year unless terminated by either party serving not less than six (6) months written notice, prior to its anniversary date.

8.2 Except as provided in paragraph 8.1, this Licence Agreement may be terminated by the parties only as follows:

     (i)    By written mutual agreement of the Licensor and the Licensee;

     (ii) If the Licensee is declared a bankrupt, or makes an assignment for the benefit of its creditors, or takes advantage of any insolvency law in its jurisdiction, or if a receiver or trustee be appointed for its property, or if it liquidates its business or if it ceases its usual operations for any reason, this Licence Agreement shall immediately come to an end on the happening of the event;

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     (iii)  By either party, in the event of a material breach of this Licence
            Agreement by the other party (other than a payment default), if such breach is not cured within thirty (30) days after written notice thereof.

8.3 This Licence Agreement shall be governed exclusively by the laws of Switzerland and construed accordingly. The courts of the Republic and Canton of Geneva shall have exclusive jurisdiction over any dispute arising out of or in connection with this Licence Agreement subject to the appeal to the Federal Tribunal in Lausanne.


9    STOCK CLEARANCE AFTER TERMINATION

The Licensee is entitled, upon termination of the licence agreement, to sell off any remaining stocks of the product during a period of six (6) months as from the date of termination. All sales made during that period shall remain subject to payment of the royalties specified in paragraph 5 above. At the end of that period, the Licensee shall destroy any remaining stock of the product and confirm in writing that the destruction has been accomplished.



       /S/  Lawrence D. Eicher                            February 11, 1997
-------------------------------------------             ---------------------
For the International Organization for                  Date
Standardization the Licensor


      /S/  Wesley W. Winnekins                            February 17, 1997
-------------------------------------------             ---------------------
For Reality Interactive, Inc.                           Date
the Licensee

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ANNEX TO THE MULTINATIONAL COPYRIGHT EXPLOITATION AGREEMENT -
REAL/2CC/1997 - BETWEEN ISO AND REALITY INTERACTIVE, INC.

LIST OF COUNTRIES WHERE THE SALE IS PROHIBITED

United Kingdom


______________________________________________________________________________


NOTE: SALES IN THE UNITED STATES ARE AUTHORIZED BY THE AMERICAN NATIONAL STANDARDS INSTITUTE (ANSI) UNDER A SEPARATE BILATERAL AGREEMENT CURRENTLY IN FORCE BETWEEN THE LICENSEE AND ANSI.


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